Media, contact: Fred Solomon Manager, Corporate Communications Phone: (724) 838-6650 Media Hotline: 1 888 233-3583 E-Mail: fsolomo@alleghenyenergy.com	Investor contact: Max Kuniansky Executive Director, Investor Relations and Corporate Communications Phone: (724) 838-6895 E-Mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Completes Sale of
Lincoln Generating Facility

Greensburg, Pa., December 15, 2004 – Allegheny Energy, Inc. (NYSE:AYE) today announced that its subsidiary, Allegheny Energy Supply Company, LLC, has completed the sale of the Lincoln generating facility and a related tolling agreement.

Allegheny Energy Supply sold the facility and tolling agreement to affiliates of ArcLight Capital Partners, LLC and Tyr Capital, LLC. Proceeds from the sale total $175.1 million and will be used to reduce debt.

“Completing this sale is another milestone in our efforts to restore Allegheny’s financial strength,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “We are moving steadily toward our goal of reducing debt by $1.5 billion by the end of 2005.”

Located in Manhattan, Illinois, Lincoln (672 megawatts) is one of three gas-fired Midwest peaking facilities acquired by Allegheny Energy Supply in 2001. Efforts are under way to sell the other two facilities, located in Wheatland, Indiana (512 megawatts) and Gleason, Tennessee (526 megawatts).

ArcLight Capital Partners, LLC is one of the world’s leading energy infrastructure investing firms. ArcLight invests throughout the energy industry value chain in hard assets that produce current income as well as capital appreciation. Tyr Capital, LLC invests in minority positions in merchant and contracted energy assets.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an energy company consisting of two major businesses: Allegheny Energy Supply, which owns and operates electric generating facilities, and Allegheny Power, which delivers low-cost, reliable electric service to customers in Pennsylvania, West Virginia, Maryland, Virginia and Ohio. More information about Allegheny Energy is available at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.  These include statements with respect to: regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s delivery business, Allegheny Power; the closing of various agreements; results of litigation; financing plans; demand for energy and the cost and availability of inputs; demand for products and services; capacity purchase commitments; results of operations; capital expenditures; regulatory matters; internal controls and procedures and accounting issues; and stockholder rights plans. Forward-looking statements involve estimates, expectations, and projections and, as a result, are subject to risks and uncertainties.  There can be no assurance that actual results will not materially differ from expectations. Factors that could cause actual results to differ materially include, among others, the following: execution of restructuring activity and liquidity enhancement plans; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; general economic and business conditions; changes in access to capital markets; the continuing effects of global instability, terrorism, and war; changes in industry capacity, development, and other activities by Allegheny’s competitors; changes in the weather and other natural phenomena; changes in technology; changes in the price of power and fuel for electric generation; the results of regulatory proceedings, including those related to rates; changes in the underlying inputs, including market conditions, and assumptions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny, its markets, or its activities; environmental regulations; the loss of any significant customers and suppliers; the effect of accounting policies issued periodically by accounting standard-setting bodies; additional collateral calls; and changes in business strategy, operations, or development plans. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission.

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